UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2026

ARES CORE INFRASTRUCTURE FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56695	99-6541890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY 10167

(Address of principal executive office) (Zip Code)

(212) 750-7300

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

First Amendment to Aspen Credit Agreement

On March 13, 2026 (the “Amendment Effective Date”), Ares Aspen Member LLC as borrower (the “Borrower”) and Ares Aspen Holdings LLC as pledgor (the “Pledgor”), each a wholly-owned subsidiary of Ares Core Infrastructure Fund (the “Fund”), entered into the First Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement (the “Aspen Facility Amendment”) with MUFG Bank, LTD, as Administrative Agent (“MUFG”), and BNP Paribas, as Collateral Agent (“BNP Paribas”), the lenders party thereto and certain other signatories thereto to amend the Credit Agreement, dated as of March 14, 2025 (as amended, the “Aspen Credit Agreement”) by and among the Borrower, the Pledgor, MUFG, BNP Paribas, the lenders from time to time party thereto and certain other signatories thereto.

The Aspen Facility Amendment, among other things, provides for an additional (A) $249.90 million delayed draw term loan (the “First Amendment DDTL”), of which $0 was drawn as of the Amendment Effective Date, and (B) $16.10 million debt service letters of credit facility, which is fully utilized as of the Amendment Effective Date. After giving effect to the Aspen Facility Amendment, the Aspen Credit Agreement provides for an aggregate term loan facility of approximately $478.01 million and a debt service letters of credit facility of $31.70 million.

Pursuant to the terms of the Aspen Facility Amendment, the interest rate charged on outstanding term loans under the Aspen Credit Agreement for the period from Amendment Effective Date until March 14, 2028, decreased from SOFR (as defined in the Aspen Credit Agreement) plus 1.75% to SOFR plus 1.625%, in each case with a 0.125% step-up after March 14, 2028. Pursuant to the terms of the Aspen Facility Amendment, outstanding undrawn commitments under the First Amendment DDTL have a commitment fee of 0.60% annually. In addition, pursuant to the terms of the Aspen Facility Amendment, the rate for debt service letters of credit fees under the Aspen Credit Agreement decreased from 1.725% to 1.625%, in each case multiplied by the stated amount of the applicable letter of credit and with a 0.125% step-up after March 14, 2028. The other terms of the Aspen Credit Agreement remained materially unchanged.

Borrowings under the Aspen Credit Agreement are subject to the Aspen Credit Agreement’s various covenants, servicing procedures, reporting requirements and other customary requirements.

The description of the Aspen Facility Amendment is only a summary of the material provisions of the Aspen Facility Amendment and is qualified in its entirety by reference to a copy of the Aspen Facility Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit Number	Description

10.1	First Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement, dated as of March 13, 2026, among Ares Aspen Member LLC, as borrower, Ares Aspen Holdings LLC as pledgor, the lenders from time to time parties thereto, the DSR LC issuers from time to time party thereto, MUFG Bank, LTD. as administrative agent, coordinating lead arranger, bookrunner, and co-green loan coordinator and BNP Paribas, as collateral agent, coordinating lead arranger, bookrunner, and co-green loan coordinator.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CORE INFRASTRUCTURE FUND

Dated: March 19, 2026

	By:	/s/ Christina Oh
	Name:	Christina Oh
	Title:	Chief Financial Officer and Treasurer

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